DATED: The 28th day of August, 1999


SPACEDEV

and

                              TECHNICAL & GENERAL
                           GUARANTEE COMPANY LIMITED


                           ---------------------------

                      DEED OF COUNTER INDEMNITY 99/TG1246P

                           ---------------------------

                           DEED OF COUNTER INDEMNITY
                           -------------------------

DATE:          The 25th day of August, 1999.
-----

PARTIES:
--------

(1) SPACEDEV whose registered office is situated at 13855 Stowe Drive, Poway, California 92064 USA ("the Company")

(2) TECHNICAL & GENERAL GUARANTEE COMPANY LIMITED of 26 Boulevard Royal, L-2449 Luxembourg ("the Guarantor")

OPERATIVE PROVISIONS:
---------------------

1.       DEFINITIONS AND INTERPRETATION
         ------------------------------

         In this Deed the following provisions of this Clause shall govern interpretation.

         1.1 "Performance Bond" means any and every contract performance bond, guarantee or agreement granted or to be granted by the Guarantor to any Third Party in connection with all or any of the obligations of SPACE INNOVATIONS LIMITED, a subsidiary company of the Company ("the Subsidiary") to any Third Party to provide Performance Bonds to any Third Party.

                  "Performance Bond Fee" means such fee as shall be agreed between the Guarantor and the Subsidiary by way of consideration for the grant by the Guarantor of each Performance Bond.

                  "Third Party" means the beneficiary under the Performance
                  Bond.

         1.2 Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa; words denoting any one gender shall include all genders; and words denoting personal shall include bodies corporate, unincorporated associations and partnerships.

         1.3 Headings to clauses are included for ease of reference only and shall not affect the construction of this Deed or the Schedules hereto.

PERFORMANCE BOND AND COUNTER-INDEMNITY
--------------------------------------

         2.1      (a)      The Subsidiary shall pay the Performance Bond fee to
                           the Guarantor in consideration of the grant of each Performance Bond to each Third Party.

                  (b) The Performance Bond shall be in such form and shall contain such terms and provisions as the Guarantor and the Third Party may from time to time agree. The guarantor and the Third Party may vary the terms and conditions of the Performance Bond in such manner as the Third Party and the Guarantor may in their absolute discretion determine provided always that any such variation shall not be to the detriment of the Subsidiary.

                  (c) By way of consideration for the Company's obligations hereunder the Company acknowledges the receipt of One pound (pound)1.00 from the Guarantor.

         2.2 In consideration of the Guarantor granting the Performance Bond to the Third Party the Company hereby undertakes:

                  (a) to save and keep the Guarantor harmless and indemnified against all actions proceedings losses costs damages expenses claims and demands which the Guarantor may incur or sustain by reason of or arising in any way whatsoever in connection with the Performance Bond and/or this Deed and to place the Guarantor in cleared funds on demand sufficient in amount to cover the Subsidiary's total actual and contingent liability under or arising out of the Performance Bond and/or this Deed.

                  (b) to save and keep the Guarantor harmless and indemnified against all actions proceedings losses costs damages expenses claims and demands in connection with the enforcement or attempted enforcement of this Deed.

                  (c) to pay on demand interest to the Guarantor on all sums due and payable hereunder from the time each such sum became due and until payment in full. Interest shall be payable (as well after as before judgment) at the rate of 5% per annum over Lloyds Bank Plc base rate from time to time. Interest will accrue from day to day and be calculated on the basis of the actual numbers of days elapsed and a 365-day year. Interest will be compounded monthly.

         2.3 The Company hereby irrevocably authorises the Guarantor to make any payments and comply with any demands which may be claimed in accordance with the terms of the Performance Bond from or made upon the Guarantor in connection with the Performance Bond without any reference to or further authority from the Company and the Company hereby agrees that it shall not be incumbent upon the Guarantor to enquire or to take notice whether or not any dispute exists between the Subsidiary and the Third Party and the Company further agrees that any payment which the Guarantor shall make in accordance with or apparently or purporting to be in accordance with or which the Guarantor believes is in accordance with the Performance Bond shall be binding upon the Company and shall be accepted by the Company as conclusive evidence that the Guarantor is liable to make such payments or comply with such demand and further that the Guarantor may at any time vary or determine the Performance Bond or make any compromise or arrangement with the Third Party and in particular without limitation take any action or make any omission with respect to the Performance Bond that the Guarantor may in the Guarantor's absolute discretion think fit.

         2.4 It shall not be a defense to a claim by the Guarantor against the Company under this Deed that the Subsidiary could have resisted any claim by the Third Party under or pursuant to the Performance Bond. The Company requests and authorises the Guarantor to make payments to the Third Party on demand by the Third Party pursuant to the Performance Bond in the amount and in the manner thereby required.

         2.5 A certificate submitted by the Guarantor as to any amounts or amounts due or to become due from the Company to the Guarantor in connection with this Deed shall be conclusive and binding on the Company.

         2.6 The Company hereby waives any and all existing and future counter-claims and set-offs against any payments due to the Guarantor hereunder and agrees to make all such payments in full irrespective of any equity or set-off or counter-claim of the Company against the Guarantor.

         2.7 The Company's obligations hereunder shall not be in any way discharged or impaired by reason of any time or other indulgence granted to the Subsidiary by the Third Party or any other person or by any variation or determination of the Performance Bond or any related insurance policy agreement or arrangement or of the operations thereunder and shall exist irrespective of any present or future total or partial invalidity illegality or unenforceability of the Performance Bond.

         2.8 All payments to be made by the Company hereunder shall be made without deduction or withholding unless (i) the Company is required by law to make any deduction or withholding from any sum due from the Company to the Guarantor hereunder or (ii) the Guarantor is required by law to make any payment on or in relation to any amount received or receivable by the Guarantor hereunder on account of tax (other than tax on the Guarantor's overall net income) or otherwise. In such circumstances as are mentioned in (i) and (ii) above the sum due from the Company to the Guarantor in respect of which such deduction withholding or payment is required to be made shall be increased to the extent necessary to ensure that after the making of such deduction withholding or payment the Guarantor receives remains in possession of and is beneficially entitled to free from any such deduction withholding or payment as is mentioned above a net sum equal to the sum which the Guarantor would have received and to which the

                  Guarantor would have been so entitled had no such deduction withholding or payment been made.

         2.9 This Deed shall remain in full force and effect until the Guarantor confirms to the Company that the Company is released from further obligations under this Deed.

NOTICES
-------

         3.1 The Company and each of its officers and directors undertake to notify the Guarantor immediately of any notice served by the Company or on the Company pursuant to or in respect of the Insolvency Act. Failure to provide such notification will render the directors and officers of the Company personally liable for any debts arising under this Deed.

         3.2 Every notice which is required to be given hereunder shall be in writing and shall be delivered personally or sent by first class prepaid post telex or facsimile transmission to:

                  3.2.1 the address of the recipient set out herein or to such other address as shall from time to time have been notified to the sender in accordance with the provisions of this Clause; or

                  3.2.2 the registered office for the time being of the recipient.

         3.3 Every such notice shall be marked in the case of the Guarantor for the attention of the Company Secretary and in the case of the Company for the attention of the Company Secretary.

         3.4      Such notice shall be deemed to have been served:

                  3.4.1    if delivered personally when delivered;

                  3.4.2 if sent by first class post before the last scheduled collection of letters from the place of posting on any day, at 10:00 a.m. on the second business day following posting (notwithstanding that it may subsequently be returned undelivered); and

                  3.4.3 if sent by telex or facsimile transmission during normal business hours when sent, or if outside normal business hours, at 10:00 a.m. on the next business day.

4.       SUCCESSORS
         ----------

         This Deed shall be binding on and shall enure for the benefit of the successors and assigns of each of the parties hereto.

5.       FURTHER ASSURANCE
         -----------------

         The Company shall (and shall use all reasonable endeavours to procure that any necessary third party shall) promptly do execute and perform at the Company's expense all such further deeds documents assurances acts and things as the Guarantor may reasonably require by notice in writing to the Company in order to carry the provisions of this Deed into full force and effect.

6.       TIME OF THE ESSENCE
         -------------------

         Save that any date period or time limit mentioned in this Deed may be extended or abridged by written agreement between the parties hereto time shall be of the essence of this Deed.

7.       VARIATION
         ---------

         No variation or waiver of any of the provisions of this Deed shall be valid or effective unless made in writing and signed by both parties hereto.

8.       WAIVER; REMEDIES CUMULATIVE
         ---------------------------

         No failure on the part of either party hereto to exercise and no delay by either party in exercising any right power privilege or remedy under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any right power privilege or remedy preclude any other or further exercise thereof or the exercise of any other right power privilege or remedy. The rights and remedies provided in this Deed are cumulative and are not exclusive of any other rights or remedies otherwise available to a party at law or in equity.

9.       SEVERABILITY
         ------------

         Each of the provisions of this Deed is severable and distinct from the others and notwithstanding that at any time one or more of such provisions is or becomes or proves to be invalid illegal or unenforceable the validity legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10.      GOVERNING LAW
         -------------

         This Deed shall be governed by and construed in accordance with the laws of England.

11.      JURISDICTION
         ------------

         11.1 Each party hereto submits to the non-exclusive jurisdiction of the Courts of England.

         11.2 This Company hereby agrees that any legal action or proceeding arising out of or in connection with this document may be brought in the High Court of Justice in England and the Company irrevocably submits to the non-exclusive jurisdiction of such courts.

EXECUTED and DELIVERED as a Deed the 25 day of August, 1999.

THE COMMON SEAL of                           )          [Spacedev seal here]
SPACEDEV                                     )
was hereunto affixed in the presence of.     )


               /s/ Jim Benson
               --------------------------
               Director


               /s/ Susan Benson
               --------------------------
               Director/Secretary


THE COMMON SEAL of                           )          [Technical seal here]
TECHNICAL & GENERAL                          )
GUARANTEE COMPANY LIMITED                    )
was hereunto affixed in the presence of      )


               /s/ signature
               --------------------------
               Authorised Signatory


               /s/ signature
               --------------------------
               Witness